Exhibit 21.1

Subsidiary List

1. Beijing CHENGMUJINMING Technology Service Co., LTD., (“Beijing CMJM”), a Wholly-Foreign-Owned Enterprise incorporated under the laws of the PRC on March 23, 2010.